Exhibit 99.1

Press Release October 30, 2006

6714 Pointe Inverness Way, Suite 200
Fort Wayne, IN 46804-7932
260.459.3553 Phone
260.969.3590 Fax
www.steeldynamics.com

Steel Dynamics Announces Two-For-One Stock Split

FORT WAYNE, INDIANA, October 30, 2006—Steel Dynamics, Inc.—(NASDAQ: STLD) today announced that its Board of Directors has approved a two-for-one split of the company’s common stock, effected in the form of a 100% stock dividend.  The Board of Directors also authorized a two-for-one split of the company’s total authorized common shares, from 100 million to 200 million shares, and the company’s Articles of Incorporation will be amended to reflect that change.  Under Indiana law, no shareholder approval is required to effect this transaction.

Common shareholders of record at the close of business on November 9, 2006, will receive one additional share of common stock for each share of common stock owned as of that date.  The company expects to distribute the additional shares on or about November 20, 2006.

“This action by the Board is a clear indication of the confidence we have in our ability to continue driving growth and creating value for our shareholders by capitalizing on the exciting opportunities, both short- and long-term, that lie ahead,” said Keith Busse, President and CEO of Steel Dynamics.  “The split will make Steel Dynamics common stock more widely available to a larger pool of investors, including our current shareholders and employees.”

All future transactions measured by reference to a specific number of common shares, such as outstanding stock options, securities convertible into common shares, the payment of dividends, shares authorized by existing share repurchase programs, as well as the related option, conversion or dividend prices or amounts will be adjusted to reflect the two-for-one split.

Forward Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel marketplace, Steel Dynamics’ revenue growth, future profitability and earnings, future dividend payments, and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others: changes in economic conditions affecting steel consumption; increased foreign imports; increased price competition; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, http://www.sec.gov, and on the Steel Dynamics Web site, http://www.steeldynamics.com.

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond our control which can affect forward- looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:	Fred Warner, Investor Relations Manager, (260) 969-3564
f.warner@steeldynamics.com